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Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	CONTACTS:	PRESS RELATIONS BETSY CASTENIR (1)(212) 339-3424
INVESTOR RELATIONS ROBERT TUCKER (1)(212) 339-0861

FSA Holdings Prices $100 Million of 100-Year Notes

        New York, New York, July 17, 2003—Financial Security Assurance Holdings Ltd. (the Company), the holding company for bond insurer Financial Security Assurance Inc. (FSA), announced that it has priced a $100 million issue of 5.60% Notes due July 15, 2103 and callable on or after July 31, 2008. The Company expects the offering to close on July 31, 2003 and to be rated Aa2 by Moody's Investors Service and AA by Standard & Poor's Ratings Services. The Company expects to list the Notes on the New York Stock Exchange.

        The Company plans to use the proceeds of the new debt offering to redeem, at a future date, all of its outstanding 6.950% Senior Quarterly Income Debt Securities (Senior QUIDS) due November 1, 2098. The Senior QUIDS are callable, without premium or penalty, on or after November 1, 2003.

        Morgan Stanley & Co. Incorporated and Citigroup Global Markets Inc. are joint book-running managers. A copy of the prospectus relating to the Notes may be obtained by request to Morgan Stanley & Co. Incorporated, Prospectus Department, 1585 Broadway, New York, NY 10036.

The Company

        Financial Security Assurance Holdings Ltd. (FSA Holdings) is a New York-headquartered holding company whose subsidiaries provide financial guarantees in both the public and private sectors around the world. Its principal operating subsidiary, Financial Security Assurance Inc. (FSA), is a leading guarantor of municipal bonds, infrastructure financings and asset-backed securities. FSA has earned Triple-A ratings, the highest ratings available, from Fitch Ratings, Moody's Investors Service, Inc., Standard & Poor's Ratings Services and Rating and Investment Information, Inc. FSA Holdings is a member of the Dexia group. For additional information, visit www.fsa.com.

Forward-Looking Statements

        The Company relies upon the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. This safe harbor requires that the Company specify important factors that could cause actual results to differ materially from those contained in forward-looking statements made by or on behalf of the Company. Accordingly, forward-looking statements by the Company and its affiliates are qualified by reference to the following cautionary statements.

        In its filings with the SEC, reports to shareholders, press releases and other written and oral communications, the Company from time to time makes forward-looking statements. Such forward-looking statements include, but are not limited to, (i) projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts; (ii) statements of plans, objectives or goals of the Company or its management, including those related to growth in adjusted book value per share or return on equity; and (iii) expected losses on, and adequacy of loss reserves for, insured transactions. Words such as "believes", "anticipates", "expects", "intends" and "plans" and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

        The Company cautions that a number of important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in forward-looking statements made by the Company. These factors include: (i) changes in capital requirements or other criteria of securities rating agencies applicable to financial guaranty insurers in general or to FSA specifically; (ii) competitive forces, including the conduct of other financial guaranty insurers in general; (iii) changes in domestic or foreign laws or regulations applicable to the Company, its competitors or its clients; (iv) changes in accounting principles or practices that may result in a decline in securitization transactions; (v) an economic downturn or other economic conditions (such as a rising interest rate environment) adversely affecting transactions insured by FSA or its investment portfolio; (vi) inadequacy of loss reserves established by the Company; (vii) temporary or permanent disruptions in cash flow on FSA-insured structured transactions attributable to legal challenges to such structures; (viii) downgrade or default of one or more of FSA's reinsurers; (ix) the amount and nature of business opportunities that may be presented to the Company; (x) market conditions, including the credit quality and market pricing of securities issued; (xi) capacity limitations that may impair investor appetite for FSA-insured obligations; (xii) market spreads and pricing on insured credit default swap exposures, which may result in gain or loss due to mark-to-market accounting requirements; (xiii) prepayment speeds on FSA-insured asset-backed securities and other factors that may influence the amount of installment premiums paid to FSA; (xiv) changes in the value or performance of strategic investments made by the Company and (xv) other factors, most of which are beyond the Company's control. The Company cautions that the foregoing list of important factors is not exhaustive. In any event, such forward-looking statements made by the Company speak only as of the date on which they are made, and the Company does not undertake any obligation to update or revise such statements as a result of new information, future events or otherwise.

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  Exhibit 99.1
FSA Holdings Prices $100 Million of 100-Year Notes